UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2015

US HIGHLAND, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	000-54624	26-4144571
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5930 Royal Lane, Suite E211, Dallas, TX	75230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 558-1358

1411 N. 105 East Avenue, Tulsa, OK 74116

(Former name or former address, if changed since last report)

With a copy to:

Philip Magri, Esq.

The Magri Law Firm, PLLC

2642 NE 9th Avenue

Fort Lauderdale, FL 33334

T: 646.502.5900

F: 646.826.9200

pmagri@magrilaw.com

www.SEClawyerFL.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As part of the Company’s new strategy to diversify its operations by engaging in new business lines to assist companies and emerging brands launch their products in the U.S., on September 23, 2015, the Company formed two wholly-owned subsidiaries, USH Distribution Corp., a Nevada corporation (“USH”), and Powersports Brands Alliance, Inc., a Nevada corporation (“PBA”) The Company formed USH to provide sales, marketing and distribution services primarily to international and domestic companies seeking sales of their products in the U.S.; and PBA to acquire brands in the powersports industry with the intended goal of being a business that sells powersports products, including, but not limited to, powersports parts and accessories, such as helmets, gloves, gear, etc. Unless stated otherwise, terms such as the “Company,” “US Highland,” “we,” “us,” “our,” and similar terms shall refer to US Highland, Inc., an Oklahoma corporation, and its subsidiaries.

Joint Venture Agreement with M&M Sourcing

On September 25, 2015, USH entered into a Joint Venture Agreement, dated September 25, 2015 (the “JV Agreement”), with M&M Sourcing Sdn. Bhd., a Malaysian entity (“M&M”). Pursuant to the JV Agreement, USH and M&M jointly formed Lahva, Inc., a Nevada corporation on September 23, 2015 (“Lahva”), for the purposes of acting as the U.S. based representative of M&M to provide apparel sourcing services to U.S. based brands and retailers, develop in-house apparel brands and invest in and develop non in-house apparel brands (the “Joint Venture”).

The following is a summary of the JV Agreement, a copy of which is filed as Exhibit 10.1 to this Report and incorporated by reference herein:

1.	USH’s and M&M’s equity stake in Lahva is 40% and 60%, respectively.

2.	In consideration for its equity stake in Lahva, USH has agreed to provide certain services to the Joint Venture, including, but not limited to the following:

a.	Management mentoring;
b.	Mentoring to brand designers and entrepreneurs;
c.	Sales consulting;
d.	Sales support;
e.	Business advisory services;
f.	U.S. market advisory services;
g.	Introductions to U.S. business contacts; and
h.	Use of USH offices, warehouses and business mailing address.

3.	In consideration for its equity stake in Lahva, M&M has agreed to provide certain services to the Joint Venture, including but not limited to the following:

a.	Management mentoring;
b.	Mentoring to brand designers and entrepreneurs;
c.	Client management;
d.	Apparel production and supply chain development consulting; and
e.	Business advisory services.

4.	USH has the exclusive right of first offer to provide consignment sales to the Joint Venture’s new customers.

5.	M&M has the exclusive right to provide international sourcing services to the Joint Venture’s sourcing clients and brands (both in-house and non-in-house).

6.

Lahva’s board of directors shall consist of three members, one of whom shall be appointed by USH and two by M&M (the “M&M Board Representatives”). No board resolution will be passed without at least a majority of the board voting in favor of it.

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7.	The executive officers will be responsible for the day to day management of the Joint Venture. The M&M Board Representatives shall appoint the executive officers of the Joint Venture.

8.	The Joint Venture Agreement may be terminated at any time upon the mutual agreement of the parties.

9.

If either party materially breaches the Joint Venture Agreement, files for bankruptcy protection (voluntary or involuntary), becomes insolvent or is subject to a change of control, the other party shall be entitled to purchase its shares in the Joint Venture at a price to be determined by an independent expert.

10.	If Joint Venture is wound up, the parties will endeavor to ensure that assets contributed by each party will, so far as possible, be transferred back to that party.

11.	Lahva and each shareholder have the right of first refusal in the event the other shareholder has received a bona fide offer to purchase its Lahva equity stake.

12.	USH and M&M have a right of first refusal upon the Lahva’s sale of securities.

13.

At any time during the term of the Joint Venture Agreement, M&M has the right and option to purchase all, but not less than all, USH’s equity stake in the Joint Venture. The purchase price shall be equal to the USH’s pro rata portion of three times Joint Venture’s EBITDA (as determined by the auditors of the Joint Venture) for the prior 12 months and shall be paid at the closing.

Consignment Agreement with Rhino Workwear USA, Ltd.

On September 28, 2015, the Company, though USH, entered into that certain Consignment Agreement, dated September 28, 2015 (the “Consignment Agreement”), between USH and Rhino Workwear USA, Ltd. (“Rhino”), a Nevada corporation engaged in the business of designing, manufacturing, marketing and distributing workwear apparel and other accessories for the workwear industry (“Products”).

The following is a summary of the Consignment Agreement, a copy of which is filed as Exhibit 10.2 to this Report and incorporated by reference herein:

1.

USH has the exclusive right to sell the Products in the U.S., its possessions and territories (the “Territory”) for a period of eighteen (18) months commencing from the date of the Consignment Agreement, and has agreed to devote its best commercial efforts to sell the Products in the Territory.

2.	Rhino shall supply to USH such quantity of Products, in Rhino’s reasonable discretion, necessary to adequately service the Territory. Models and versions of Products are to be defined by Rhino.

3.

Rhino shall provide Products to USH on consignment; i.e. All Products shall remain the property of Rhino sold by USH and payment for a Product shall be made to Rhino only when USH has sold such Product.

4.

USH agrees to sell the Products as per the Rhino approved Products price list. USH agrees to execute a marketing program throughout the Territory for the Products as per the Rhino approved marketing program and marketing budget to be agreed upon in writing as per a marketing agreement to be finalized between the Parties within 90 days of the date of the Consignment Agreement.

5.

USH shall furnish Rhino with bi-monthly statements on the 1st and 15th of each month indicating a detailed list of all sales transactions during the preceding weeks, and the status of current inventory on the last day of the preceding month (with sufficient detail to show sales by item, including the date of sale, the sales price and customer name) along with a detailed accounting of all receivables for all sales.

6.

With the bi-monthly statement detailed above, USH shall remit payment to Rhino for Products which have been paid for by customers during the previous weeks. The payment to Rhino shall be the amount referenced on the invoices to USH from Rhino for the particular Products sold.

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7.

Failure to pay a single installment renders all debts immediately payable, even if their due date has not yet occurred. Interest on arrears applies as of right at the highest rate permitted by law per month of delay, up until complete payment of all amounts due.

8.	Rhino reserves the right to modify its prices at any time upon thirty (30) days written notice to USH. In turn, USH has the right to modify the sales price to the dealer.

9.

The Consignment Agreement shall expire and terminate eighteen (18) months from the effective date of the Consignment Agreement. Ninety (90) days prior to the expiration of the term of the Consignment Agreement, USH and Rhino have agreed to make good faith efforts to discuss extension of the term of the Consignment Agreement.

10.

Rhino may terminate the Consignment Agreement by written notice to USH if USH breaches any of the terms of the Consignment Agreement and has not remedied such breach within thirty (30) days of receiving notice of such breach by Rhino.

11.	Rhino may immediately terminate the Consignment Agreement upon the occurrence of any of the following circumstances:

a.

Any change, transfer or attempted transfer by USH or USH affiliates, voluntarily or by operation of law, of the whole or any part of the Consignment Agreement, other than to an affiliate of USH as part of a corporate reorganization or restructuring, or any change in control outside the ordinary course of business without prior written consent of Rhino;

b.	Knowingly submitting to Rhino any intentional fraudulent statement, application, report, request for issuance of reimbursement, compensation, refund or credit;
c.	Knowing use by USH of any deceptive or fraudulent practice, whether willful, or intentional, in the sale of any Product;
d.

Any indictment for any crime or violation of any law by USH which will have an adverse effect on the reputation of USH, USH’s operations or Rhino; or any conviction in any court of original jurisdiction of USH for any crime or violation of any law which will adversely and materially affect the conduct of USH operations or will be materially harmful to the goodwill or reputation of Rhino, Products or the Rhino Trademarks;

e.	USH’s entering into any agreement, combination, understanding, conspiracy or contract, oral or written, with any other party with the known purpose of fixing prices of Products;
f.	USH’s abandonment of all of its business operations or failure to maintain a going business;
g.

Insolvency by any definition of USH; or the commission of any act of bankruptcy; or the existence of facts or circumstances which would require the voluntary commencement by USH or the involuntary commencement against USH of any proceedings under any bankruptcy act or law or under any state insolvency law; or the filing of a petition by or against USH under any bankruptcy or insolvency law; or the appointment of a receiver or other officer having similar powers for USH or USH operations; or any levy under attachment, garnishment or execution or similar process which is not, within ten (10) days, vacated or removed by payment or bonding.

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Item 8.01 Other Events.

Description of New Business Strategy

Until recently, the Company has been solely focused on the business of being a recreational powersports Original Equipment Manufacturer ("OEM"). The Company has redefined its business model to be one of a diversified holdings Company. The Company will seek investments in acquisitions, joint ventures and strategic partnerships that will development new holdings and business lines that take advantage of management’s ability to sell, market, and distribute products. The Company has realigned our mission statement to include providing companies and emerging brands with the knowledge and expertise needed to launch their products in the United States marketplace.

The Company’s new business strategy consists of the following divisions:

1.

Distribution. Through USH, the Company’s strategy is to provide sales, marketing and distribution services to primarily international and domestic companies seeking sales of their products in the U.S. Specifically, USH is expected to provide its customers with third party logistics, sales/marketing, product strategy and product development.

2.

Powersports. Through PBA, the Company intends to acquire brands in the powersports industry with the intended goal of being a business that sells powersports products, including, but not limited to, powersports parts and powersports accessories such as helmets, gloves and gear, etc.

3.

Apparel Sourcing. Through USH, the Company has a 40% minority equity stake in a joint venture, Lahva. The joint venture was formed with a Malaysian company, M&M, to provide apparel sourcing and supply chain management services to U.S. apparel companies and retailers for international sourcing and production of apparel items. Specifically, Lahva’s goal is to provide clients with end-to-end sourcing services, managing the entire apparel supply chain from design concept to consumer point of purchase.

4.

Recreational Powersports OEM. The Company’s original business is a recreational powersports Original Equipment Manufacturer ("OEM"), developing motorcycles, quads, single cylinder engines, and v-twin engines under its own brand and for other OEMs. The Company intends to continue this line of business, currently in the research and development stage. The Company’s goal is to adopt a Powersports OEM business plan, with a focus on marketing its intellectual property.

Management believes that our cash balance will not be sufficient to meet our working capital requirements for the next twelve month period. We plan to raise the capital required to satisfy our immediate short-term needs and additional capital required to meet our estimated funding requirement for the next twelve months primarily through equity and or debt financings. There is no assurance that we will be able to obtain further funds required for our continued working capital requirements.

Description of Properties

The Company has relocated its operation from Tulsa, Oklahoma to Dallas, Texas offices and a warehouse located at 720 Aviator Drive, Fort Worth, TX 76179. The Company’s business mailing address is 5930 Royal Lane, Suite E211, Dallas, TX 75230. The Company also maintains a corporate website at www.ushighland.com, the contents of which are not incorporated by reference herein.

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Item 9.01 Financial Statements and Exhibits.

Exhibit Number:	Description:

10.1	Joint Venture Agreement, dated September 25, 2015, between USH Distribution Corp. and M&M Sourcing Sdn. Bhd.

10.2	Consignment Agreement, dated September 28, 2015, between USH Distribution, Corp. and Rhino Workwear USA, Ltd.

21.1	Subsidiaries of US Highland, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US HIGHLAND, INC.

Dated: September 28, 2015	By:	/s/ Josh W. Whitaker
Josh W. Whitaker
President and Chief Executive Officer
(Principal Executive Officer)

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